Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Scott W. Hamer
President and Chief Executive Officer
(630) 545-0900

COMMUNITY FINANCIAL SHARES, INC.

CONSUMMATES $24.0 MILLION PRIVATE PLACEMENT OFFERING OF

COMMON STOCK AND CONVERTIBLE PREFERRED STOCK

December 21, 2012, Glen Ellyn, Illinois — Community Financial Shares, Inc., (the “Company”) (PINK: CFIS), the parent company of Community Bank-Wheaton/Glen Ellyn (the “Bank”), announced today that it has consummated a $24.0 million private placement of common stock and convertible preferred stock. The Company issued an aggregate of 4,315,300 shares of common stock at $1.00 per share, 133,411 shares of Series C voting preferred stock at $100.00 per share, 56,708 shares of Series D nonvoting preferred stock at $100.00 per share and 6,728 shares of Series E nonvoting preferred stock at $100.00 per share to certain accredited investors and members of the Company’s Board of Directors and executive management team.

“We are pleased to announce the consummation of the $24.0 million private placement offering, which we believe will be beneficial to our stockholders and will improve the capital position of the Company and the Bank,” stated Scott W. Hamer, President and Chief Executive Officer of the Company.

Pursuant to the terms of the Securities Purchase Agreement, the Company will use a portion of the proceeds raised in the private placement offering to repay the Company’s current indebtedness to a third party bank and to redeem the $6.9 million in preferred stock previously issued to the Department of Treasury under the TARP Capital Purchase Program for $3.67 million. The Company will use the remaining proceeds from the private placement offering to increase the Bank’s capital levels in accordance with the terms of the Bank’s outstanding regulatory order and to further capitalize the Company.

The Company intends to raise up to an additional $3.0 million in capital by issuing up to 3,000,000 shares of common stock in a public rights offering that it expects to undertake as soon as possible. In the rights offering, the Company will grant each of its existing shareholders an opportunity to purchase shares of common stock at $1.00 per share, the same price as the conversion price of the preferred shares issued to investors in connection with the Securities Purchase Agreement. The rights will be distributed to shareholders of record as of December 20, 2012. The rights offering will commence upon the registration statement for the rights offering shares being declared effective by the U.S. Securities and Exchange Commission.

Additional Information

Purchases of shares of common stock and preferred stock by investors in the private placement offering discussed in this press release involve the sale of securities in private transactions, and such common and preferred shares have not been registered under the Securities Act of 1933.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, either in the rights offering or otherwise, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Offers and sales of the Company’s common stock issuable in the rights offering will only be made by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and applicable state securities laws, on the terms and subject to the conditions set forth in such prospectus.

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as statements regarding the purpose, timing, consummation and consequences of the transactions described herein, including the rights offering. Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, the Company’s Quarterly Report for the fiscal quarter ended September 30, 2012 and other filings made with the SEC.

About Community Financial Shares, Inc.

Community Financial Shares, Inc. is a bank holding company, headquartered in Glen Ellyn, Illinois, whose wholly-owned subsidiary, Community Bank-Wheaton/Glen Ellyn, is a state-chartered commercial bank insured by the FDIC. The Bank provides banking services common to the industry, including but not limited to, demand, savings and time deposits, loans, mortgage loan origination for investors, cash management, electronic banking services, internet banking services including bill payment, Community Investment Center services, and debit cards. The Company’s common stock is quoted on the Pink Sheets under the symbol “CFIS”. More information can be obtained by visiting CFIS's web site at www.cbwge.com (which is not a part of this press release).